Exhibit 4.2

Execution Version

HD SUPPLY, INC.

as Issuer

and

the Subsidiary Guarantors from time to time party to the Indenture

and

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Trustee

THIRD SUPPLEMENTAL INDENTURE

DATED AS OF AUGUST 2, 2012

Additional 8 1/8 % Senior Secured First Priority Notes Due 2019

THIRD SUPPLEMENTAL INDENTURE, dated as of August 2, 2012 (this “Supplemental Indenture”), among HD SUPPLY, INC. (the “Company”), as issuer, the Subsidiary Guarantors under the Indenture referred to below (the “Subsidiary Guarantors”), and WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, the Company, the Subsidiary Guarantors, the Trustee, and Wilmington Trust, National Association, as note collateral agent, are party to an Indenture, dated as of April 12, 2012 (the “Base Indenture”, as supplemented by the First Supplemental Indenture (as defined below) and the Second Supplemental Indenture, dated as of July 27, 2012 and as further amended, supplemented, waived or otherwise modified, including pursuant hereto, the “Indenture”), relating to the issuance from time to time by the Company of senior secured first priority notes in series;

WHEREAS, pursuant to the First Supplemental Indenture, dated as of April 12, 2012 (the “First Supplemental Indenture”), among the Company, the Subsidiary Guarantors and the Trustee, the Company initially issued $950.0 million of its 2019 Notes (as defined in the First Supplemental Indenture) (the “Initial 2019 Notes”);

WHEREAS, Section 901(6) of the Base Indenture provides that the Company may provide for the issuance of Notes of any series as permitted by Section 301 therein;

WHEREAS, the Company wishes to issue an additional $300.0 million of its 2019 Notes as Additional 2019 Notes (as defined in the First Supplemental Indenture) under the Indenture (the “August 2012 Additional 2019 Notes”);

WHEREAS, in connection with the issuance of the August 2012 Additional 2019 Notes, the Company has duly authorized the execution and delivery of this Supplemental Indenture; and

WHEREAS, pursuant to Section 901 of the Base Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture to amend the Base Indenture, without the consent of any Holder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the benefit of the Holders of the Notes as follows:

1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Base Indenture or in the preamble or recital hereto are used herein as so defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2. Additional 2019 Notes. As of the date hereof, the Company will issue the August 2012 Additional 2019 Notes. The August 2012 Additional 2019 Notes issued pursuant to this Supplemental Indenture constitute Additional 2019 Notes and will be part of the existing series of 2019 Notes previously established pursuant to the First Supplemental Indenture. The August 2012 Additional 2019 Notes shall have the same terms and conditions in all respects as the Initial 2019 Notes, except for the issue date (which shall be August 2, 2012) and the issue price. For the avoidance of doubt, the terms set forth in clauses (1) through (7) of Section 301 of the Base Indenture shall be the same, with respect to the August 2012 Additional 2019 Notes, as those specified in the First Supplemental Indenture, and cross-references in the Base Indenture to specific sections of a Notes Supplemental Indenture shall, with respect to the August 2012 Additional 2019 Notes, be references to the applicable sections of the First Supplemental Indenture.

3. Aggregate Principal Amount. The aggregate principal amount of the 2019 Notes issued pursuant to this Supplemental Indenture shall be $300.0 million.

4. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE TRUSTEE, THE COMPANY, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE.

5. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture (including, for the avoidance of doubt, any pledge or grant of security interests, mortgages or other liens in the collateral as security for the Obligations under the Indenture and the Notes) is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or as to the accuracy of the recitals to this Supplemental Indenture.

6. Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

7. Headings. The section headings herein are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

HD SUPPLY, INC.

By:	/s/ Vidya Chauhan
Name:	Vidya Chauhan
Title:	Senior Vice President, Strategic Business Development

[Signature Pages to Third Supplemental Indenture]

BRAFASCO HOLDINGS II, INC.
BRAFASCO HOLDINGS, INC. COX LUMBER CO. CREATIVE TOUCH INTERIORS, INC.
GCP AMERIFILE COINVEST INC. HD SUPPLY CONSTRUCTION SUPPLY GROUP, INC.
HD SUPPLY FACILITIES MAINTENANCE GROUP, INC.
HD SUPPLY FASTENERS & TOOLS, INC.
HD SUPPLY GP & MANAGEMENT, INC.
HD SUPPLY MANAGEMENT, INC.
HD SUPPLY UTILITIES GROUP, INC.
HD SUPPLY WATERWORKS GROUP, INC.
HSI IP, INC.
SUNBELT SUPPLY CANADA, INC.
VARSITY AP HOLDING CORPORATION
WHITE CAP CONSTRUCTION SUPPLY, INC.

By:	/s/ Vidya Chauhan
	Name:	Vidya Chauhan
	Title:	Vice President

[Signature Pages to Third Supplemental Indenture]

AMERIFILE, LLC

By:	/s/ Vidya Chauhan
	Name:	Vidya Chauhan
	Title:	Vice President

AP RE LLC

By:	/s/ Vidya Chauhan
	Name:	Vidya Chauhan
	Title:	Vice President

HD BUILDER SOLUTIONS GROUP, LLC

By:	/s/ Vidya Chauhan
	Name:	Vidya Chauhan
	Title:	Vice President

HD SUPPLY HOLDINGS, LLC

By:	/s/ Vidya Chauhan
	Name:	Vidya Chauhan
	Title:	Vice President

[Signature Pages to Third Supplemental Indenture]

HD SUPPLY REPAIR & REMODEL, LLC

By:	/s/ Vidya Chauhan
	Name:	Vidya Chauhan
	Title:	Vice President

PEACHTREE BUSINESS PRODUCTS, LLC

By:	/s/ Vidya Chauhan
	Name:	Vidya Chauhan
	Title:	Vice President

VARSITY AP HOLDINGS LLC

By:	/s/ Vidya Chauhan
	Name:	Vidya Chauhan
	Title:	Vice President

WILLIAMS BROS. LUMBER COMPANY, LLC

By:	/s/ Vidya Chauhan
	Name:	Vidya Chauhan
	Title:	Vice President

[Signature Pages to Third Supplemental Indenture]

HD SUPPLY CONSTRUCTION SUPPLY, LTD.
By: HD Supply GP & Management, Inc., its general partner

By:	/s/ Vidya Chauhan
	Name:	Vidya Chauhan
	Title:	Vice President

HD SUPPLY ELECTRICAL, LTD.
By: HD Supply GP & Management, Inc., its general partner

By:	/s/ Vidya Chauhan
	Name:	Vidya Chauhan
	Title:	Vice President

HD SUPPLY FACILITIES MAINTENANCE, LTD.
By: HD Supply GP & Management, Inc., its general partner

By:	/s/ Vidya Chauhan
	Name:	Vidya Chauhan
	Title:	Vice President

HD SUPPLY UTILITIES, LTD.
By: HD Supply GP & Management, Inc., its general partner

By:	/s/ Vidya Chauhan
	Name:	Vidya Chauhan
	Title:	Vice President

[Signature Pages to Third Supplemental Indenture]

HD SUPPLY WATERWORKS, LTD.
By: HD Supply GP & Management, Inc., its general partner

By:	/s/ Vidya Chauhan
	Name:	Vidya Chauhan
	Title:	Vice President

MADISON CORNER, LLC
By: Cox Lumber Co., its managing member

By:	/s/ Vidya Chauhan
	Name:	Vidya Chauhan
	Title:	Vice President

PARK-EMP, LLC
By: Cox Lumber Co., its managing member

By:	/s/ Vidya Chauhan
	Name:	Vidya Chauhan
	Title:	Vice President

[Signature Pages to Third Supplemental Indenture]

HDS IP HOLDING, LLC

By:	/s/ Ricardo Nunez
	Name:	Ricardo Nunez
	Title:	Vice President

HD SUPPLY DISTRIBUTION SERVICES, LLC
By: HD Supply GP & Management, Inc., as Manager

By:	/s/ Ricardo Nunez
	Name:	Ricardo Nunez
	Title:	Vice President

[Signature Pages to Third Supplemental Indenture]

HD SUPPLY SUPPORT SERVICES, INC.

By:	/s/ Katherine Boelte
	Name:	Katherine Boelte
	Title:	Vice President

PROVALUE, LLC
By: HD Supply Support Services, Inc., its managing member

By:	/s/ Katherine Boelte
	Name:	Katherine Boelte
	Title:	Vice President

[Signature Pages to Third Supplemental Indenture]

WILMINTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Joseph P. O’Donnell
	Name:	Joseph P. O’Donnell
	Title:	Vice President

[Signature Pages to Third Supplemental Indenture]